UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 28, 2021

Universal Logistics Holdings, Inc.

(Exact name of registrant as specified in its charter)

Michigan	0-51142	38-3640097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12755 E. Nine Mile Road, Warren, Michigan

(Address of principal executive offices)

48089

(Zip Code)

(586) 920-0100

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	ULH	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into Material Definitive Agreement

Universal has entered into a Second Amended and Restated Registration Rights Agreement dated as of July 28, 2021 (the “Agreement”) with Matthew T. Moroun, Nora M. Moroun, Lindsay S. Moroun, the Nora M. Moroun 2019 Annuity Trust, the 2020 Irrevocable Nora M. Moroun Trust, the 2020 Irrevocable Lindsay S. Moroun Trust, and Redoubtable, LLC, an Indiana limited liability company (collectively, the “Moroun Family Holders”). The Agreement grants the Moroun Family Holders customary demand and “piggyback” registration rights for their shares of Universal common stock (the “Registrable Shares”). The demand rights enable the Moroun Family Holders to require Universal to register the Registrable Shares with the Securities and Exchange Commission (the “SEC”) at any time, subject to certain limited exceptions, including the requirement that the aggregate offering price of the Registrable Securities exceeds $25 million. The piggyback rights are expected to allow the Moroun Family Holders to elect to register Registrable Shares held by them along with any shares Universal registers with the SEC. These registration rights are subject to customary conditions and limitations, including the right of the underwriters of an offering to limit the number of shares.

Universal’s audit committee and the disinterested members of the Company’s board of directors approved the Company’s entry into the Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 4.1 and is incorporated by reference into this report.

Item 2.02 Results of Operations and Financial Condition.

On July 29, 2021, the Company issued a press release announcing the Company’s financial and operating results for the thirteen weeks and twenty-six weeks ended July 3, 2021, a copy of which is furnished as Exhibit 99.1 to this Form 8-K.

Item 7.01 Regulation FD Disclosure.

On July 29, 2021, the Company issued a press release announcing that the Company’s Board of Directors declared a cash dividend of $0.105 per share of common stock. The dividend is payable on October 4, 2021 to shareholders of record on September 6, 2021. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Second Amended and Restated Registration Rights Agreement dated as of July 28, 2021 among Universal Logistics Holdings, Inc. and the Moroun Family Holders.
99.1	Press Release dated July 29, 2021.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNIVERSAL LOGISTICS HOLDINGS, INC.

Date: July 29, 2021	/s/ Steven Fitzpatrick
Steven Fitzpatrick
Secretary